Exhibit 4.12

Computershare Trust Company, N.A. 150 Royall Street Suite V Canton Massachusetts 02021 Information Agent: Georgeson LLC Banks, brokers and shareholders call toll-free: 866-413-5899

MR A SAMPLE

BIOLASE, INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING (“RIGHTS OFFERING”) EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2020, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

BIOLASE, Inc. (the “Company”) has distributed to each holder of its common stock, par value $0.001 (the “Common Stock’), and each holder of warrants issued in a private placement transaction that was consummated on June 10, 2020 (the “June 2020 Warrants”) owned as of record (each an “Eligible Holder”) at 5:00 p.m., New York City time, on July 1, 2020 (the “Record Date”), at no charge, one (1) non-transferable subscription right (the “Rights”), for each share of common stock (or in the case of the holders of the June 2020 Warrants for each share that the holder had the right to acquire on the Record Date pursuant to the exercise of the June 2020 Warrants) held as of the Record Date. Each Right entitles the Eligible Holder to subscribe for and purchase one unit of the Company (the “Unit”), at a subscription price of $1,000 per Unit (the “Subscription Price”). Each Unit consists of one share of Series F Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”), and 2,500 Warrants. Each Warrant will be exercisable for one share of Common Stock. An Eligible Holder who fully exercises their basic subscription Rights is entitled to exercise an over-subscription privilege to subscribe for and purchase, for the Subscription Price, additional Units that remain unsubscribed at the Expiration Date (the “Over-Subscription Privilege”), subject to proration and stock ownership limitations. The terms and conditions of the Rights Offering are set forth in the Company’s Prospectus dated [July 1], 2020 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Rights, and is entitled to exercise the basic Rights for the number of Units, shown on this Rights Certificate.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable. The Rights will not be listed on any securities exchange or quoted on any automated quotation system. Upon expiration of the Rights Offering, the Preferred Stock and Warrants will immediately separate. There is no public trading market for the Preferred Stock or the Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market.

SUBSCRIPTION PRICE

The Subscription Price for the basic Rights and the Over-Subscription Privilege is $1,000 per Unit.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF UNITS THAT YOU ARE REQUESTING TO SUBSCRIBE FOR AND PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yy)

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the basic subscription Right and the Over-Subscription Privilege. Units subscribed for pursuant to the Over-Subscription Privilege are subject to proration and stock ownership limitations, as described in the Prospectus. If you are the Eligible Holder, you must deliver payment to the Subscription Agent via personal check to accounts maintained by the Subscription Agent; please reference your Rights Certificate control number on your check. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee.

Payments of the Subscription Price for the Units will be held in a segregated account until five (5) business days following the Expiration Date, unless the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your Units have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of units pursuant to the basic subscription Right	(no. of basic subscription rights)	x 1=	(no. of Units)	x $1,000 = (per Unit)	$

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription Right permits the purchase of 1,000 Units. [1,000 subscription Rights x 1= 1,000.]

☐	addition, I apply for additional Units pursuant to the Over-Subscription Privilege*		(no. of additional Units)		x $1,000 = (per Unit)	$

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF BASIC SUBSCRIPTION RIGHTS:

☐	I apply for		(no. of Units)		x $1,000 = (per Unit)	$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription Rights and Over-Subscription Privilege in the Offering:

Signature of Subscriber(s)

(and address if different than listed on this Rights Certificate)

Telephone number (including area code)

*	You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of Units pursuant to the basic subscription Right.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, Rl 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and Rights Offering may be directed to Georgeson LLC, toll free at 866-413-5899